                                                                     EXHIBIT 1


                                                         CERTIFICATE REGARDING
                                                BOARD OF DIRECTORS RESOLUTIONS

                                      ZURICH LIFE INSURANCE COMPANY OF AMERICA

------------------------------------------------------------------------------

The undersigned, Peter P. Rill, Corporate Secretary of Zurich Life Insurance Company of America, (referred to as the "Company") hereby states:

1. That in accordance with the laws of the state of incorporation of Zurich Life Insurance Company of America, the Board of Directors may pass resolutions at regular or special meetings of the Board of Directors.

2. That in accordance with the laws of the state of incorporation of Zurich Life Insurance Company of America, the Board of Directors may take action without a meeting if a consent, in writing, setting for the action so taken, shall be signed by all Directors.

3. That in December, 1995, the Board of Directors, did unanimously in writing, take, consent, and duly approve and adopt the attached Resolutions as set out therein.

4. That the attached represents a true and accurate copy of said Resolutions of the Board of Directors of Zurich Life Insurance Company of America.



/s/  Peter P. Rill
----------------------------------------
     Signature of Peter P. Rill
        Corporate Secretary
Zurich Life Insurance Company of America

Subscribed to and sworn before me this 15th day of December, 1995.


/s/  Linda V. Woods
--------------------------------------
     Signature of Notary Public

My commission expires on: 7/16/97


                                [Notary Seal]

THE ZURICH LIFE VARIABLE ANNUITY SEPARATE ACCOUNT

         WHEREAS, Illinois Insurance Code, Section 245.21 provides that a domestic life insurance company may authorize the establishment of one or more separate accounts; and

         WHEREAS, competitive conditions in the marketing of annuities make it both desirable and in the best interest of the Corporation for the Corporation to be able to offer separate investment facilities; and

         WHEREAS, the Board of Directors of this Corporation desires to authorize and empower its officers to establish and maintain a separate account, so that the Corporation may exercise each and every power and right permitted to it by Section 245.21, and other sections relating thereto, of the Illinois Insurance Code;

         NOW, THEREFORE, BE IT RESOLVED, THAT:

          1. A separate account designated the Zurich Life Variable Annuity Separate Account ("Separate Account") of the Corporation is established and empowered to:

                 a. Provide for the sale of variable annuity contracts issued and administered by the Corporation which provide for the allocation of amounts paid to or held by the Corporation under such contracts to the Separate Account.

                 b. Register, to the extent required, under the Investment Company Act of 1940, or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of such Act as may appear to be necessary or desirable;

                 c. Register, to the extent required, the contracts or units of interest thereunder under the Securities Act of 1933;

                 d. Provide for custodial or depository arrangements for assets allocated to the Separate Account including self custodianship or safekeeping arrangements by the Corporation;

                 e. Select an independent public accountant to audit the books and records of the Separate Account;

                 f. Select outside legal counsel to provide advice on legal matters;

                 g. Invest or reinvest the assets of the Separate Account in securities issued by one or more investment companies registered under the Investment Company Act of 1940 or directly in other appropriate securities;

                 h. Divide the Separate Account into subaccounts with each subaccount investing in shares of designated classes of designated investment companies or other appropriate securities; and

                 i. Perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof;

         AND FURTHER RESOLVED, THAT:

          2. The income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the variable annuity contracts, be credited to or charged against the Separate Account without regard to other income, gains or losses of the Corporation; the Separate Account will be administered and accounted for as part of the general business of the Corporation but the assets of the Separate Account are segregated and not chargeable with liabilities arising out of any other business which the Corporation may conduct and are not part of the general assets of the Corporation for purposes of the bankruptcy laws; and the Separate Account shall at all times be created, operated and maintained in compliance with all applicable federal and state laws governing insurance company separate accounts;

          3. The proper officers are authorized, as they deem appropriate from time to time, to divide, modify, consolidate or eliminate any subaccounts of the Separate Account, change the designations of the Separate Account to another designation, designate further subaccounts, deregister the Separate Account under the Investment Company Act of 1940 and deregister the policies or units of interest therein under the Securities Act of 1933;

          4. The proper officers are, and each of them hereby is, authorized to invest cash from the Corporation's general account in the Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Corporation's general account and the Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity contracts issued by the Corporation providing for allocations to the Separate Account;

          5. The fiscal year of the Separate Account shall end on the 31st day of December of each year;

          6. The investment policies of the Separate Account shall be to invest or reinvest the assets of the Separate Account in securities issued by investment companies registered under the Investment Company Act of 1940 as the proper officers of the Corporation may designate pursuant to the provisions of the variable annuity contracts issued by the Corporation providing for allocations to the Separate Account, and the proper officers of the Corporation are authorized and directed to prepare and execute any necessary agreements to enable the Separate Account to carry out this investment policy; notwithstanding the above investment policies, the proper officers are authorized to reorganize the Separate Account to operate as a management separate account as that term is used under the Investment Company Act;

          7. The proper officers of the Corporation are authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934 in connection with the Separate Account and the variable annuity contracts;

          8. The proper officers of the Corporation are authorized on behalf of the Separate Account to register variable annuity contracts, or units of interest thereunder, under the Securities Act of 1933 and may register the Separate Account as a unit investment trust under the Investment Company Act of 1940 and, in connection therewith, the proper officers of the Corporation are, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission (1) registration statements under the Securities Act of 1933 and the Investment Company Act of 1940, including prospectuses, amendments, supplements, exhibits and other documents relating thereto, (2) applications and amendments thereto for exemptions from or orders under the Investment Company Act of 1940 and (3) requests from the Securities and Exchange Commission for no action and interpretive letters in such form and at such times as the proper officer executing the same may deem necessary or appropriate;

          9. The proper officers of the Corporation are, and each of them is, authorized to effect all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations, insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Corporation and any variable annuity contracts; such authorization to include registration, filing and qualification of the Corporation and of said contracts, as well as registration, filing and qualification of officers, employees and agents of the Corporation as broker, dealers, agents, salesmen, or otherwise; and such authorization also to include authorization to prepare, execute, acknowledge and file all such applications, applications for exemptions, appointments, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the proper officer executing the same or taking such action may deem necessary or desirable;

         10. The Corporation's General Counsel is hereby appointed as agent for service for, and is duly authorized to exercise all powers given to such agent in connection with (1) any registration statement or amendment thereto under the Securities Act of 1933 or the Investment Company Act, (2) any Investment Company Act exemptive application or order, (3) any no action letter or interpretive letter request under the Securities Act or Investment Company Act or (4) any similar matter pertaining to state blue sky or insurance regulation;

         11. The signature of any director or officer required by law to be affixed to any document referred to in this resolution may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto;

         12. The proper officers of the Corporation are, and each of them hereby is, authorized to establish procedures under which the Corporation will provide for voting rights for owners of the variable annuity contracts with respect to securities owned by the Separate Account;

         13. The proper officers of the Corporation are, and each of them hereby is, authorized to execute such agreement or agreements as deemed necessary and appropriate with (1) Investors Brokerage Services, Inc., or another qualified entity, under which Investors Brokerage Services, Inc., or such other qualified entity, will be appointed principal underwriter and distributor of the variable annuity contracts and (2) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance and administration of the policies;

         14. The proper officers of the Corporation are, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver such corporate documents and certificates and to take such further action as they deem necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of any of the foregoing matters.